Exhibit 3.2

Certificate of Amendment to Certificate of Designation
For Nevada Profit Corporations
(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1.         Name of corporation:

Las Vegas Gaming, Inc.

2.         Stockholder approval pursuant to statute has been obtained.

3.         The class or series of stock being amended:

Series B Convertible Preferred Stock

4.         By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

The Certificate of Designation of Series B Convertible Preferred Stock as previously filed with the Nevada Secretary of State on July 17, 2006, is being amended and restated in its entirety.

The full text of the Amended and Restated Certificate of Designation of Series B Convertible Preferred Stock is attached hereto.

5.         Effective date of filing: (optional) __________________________________________________
(must not be later than 90 days after the certificate is filed)

6.         Signature: (required)

X /s/ Bruce A. Shepard
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS Amend Designation - After
Revised: 7-1-08

AMENDMENT AND RESTATMENT
OF
CERTIFICATE OF DESIGNATION
OF
SERIES B CONVERTIBLE PREFERRED STOCK
OF
LAS VEGAS GAMING, INC.

(Pursuant to NRS 78.195 & 78.1955)

Las Vegas Gaming, Inc. (the “Corporation”) a corporation organized and existing under the Nevada Revised Statutes (“NRS”), by its President and Secretary, does hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by its Articles of Incorporation, as amended (the “Articles of Incorporation”) and the provisions of NRS 78.195 and 78.1955, the Board of Directors, at a meeting held on August 11, 2008, duly approved and adopted the following recitals and resolutions:

Whereas, the Corporation is authorized by its Articles of Incorporation to issue 10,000,000 shares of preferred stock, $0.001 par value per share, of which it designated 350,000 shares as “Series B Convertible Preferred Stock”;

Whereas, the Board of Directors has previously filed a Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”) on July 17, 2006;

Whereas, the Board desires to amend and restate the Certificate of Designation to provide, among other things, that (i) with respect to rights upon liquidation, dissolution or winding up of the Corporation, Series B shall rank junior to the Corporation’s Series F Convertible Preferred Stock solely with respect to the Gambler’s Bonus Million Dollar Ticket Jackpot Security Account, to the Corporation’s Series I Convertible Preferred Stock, and to any future equity securities issued by the Corporation the terms of which do not specifically provide that they are junior to Series B Convertible Preferred Stock; and (ii) the number of authorized shares of Series B Convertible Preferred Stock shall be reduced to equal the number of shares of Series B Convertible Preferred Stock outstanding, or 76,750;

Whereas, the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock and the holders of a majority of the shares of each such other series of the Corporation’s preferred stock senior to Series B Convertible Preferred Stock have approved of and ratified the proposed amendment and restatement of the Certificate of Designation;

Now, Therefore, Be It Resolved, that, pursuant to the authority expressly granted to and vested in the Board of Directors by the Articles of Incorporation and NRS 78.195 and 78.1955, the Board of Directors does hereby amend and restate the Series B Convertible Preferred Stock that was created, authorized and designated on July 17, 2006, and does hereby fix the voting powers, designations, preferences, limitations, restrictions and relative rights thereof, of the shares of such series as follows:

1.
Designation and Number. A series of Preferred Stock is hereby designated as Series B Convertible Preferred Stock (“Series B Convertible Preferred Stock”). The number of authorized shares of Series B Convertible Preferred Stock is seventy-six thousand seven hundred fifty (76,750).

2.	Maturity. The Series B Convertible Preferred Stock has no stated maturity and will not be subject to any sinking fund.

3.
Rank. The Series B Convertible Preferred Stock will, with respect to rights upon liquidation, dissolution or winding up of the Corporation, rank: (1) senior to all classes or series of the Corporation’s common stock and to any equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank junior to the Series B Convertible Preferred Stock with respect to rights upon liquidation, dissolution or winding up of the Corporation (the Corporation’s common stock and all other junior ranking classes or series of capital stock being referred to herein collectively as “Junior Stock”); (2) at parity with all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank at parity with the Series B Convertible Preferred Stock with respect to rights upon liquidation, dissolution or winding up of the Corporation; and (3) junior to all existing and future indebtedness of the Corporation, to the Corporation’s Series I Convertible Preferred Stock, and, solely with respect to the Gambler’s Bonus Million Dollar Ticket Jackpot Security Account, to the Corporation’s Series F Convertible Preferred Stock, and to any future equity securities issued by the Corporation the terms of which do not specifically provide that they are junior to or at parity with the Series B Convertible Preferred Stock.  “Gambler’s Bonus Million Dollar Ticket Jackpot Security Account” means the Corporation’s separate account in which $1,000,000 is reserved solely to satisfy the Corporation’s jackpot security requirements related to the Gambler’s Bonus Million Dollar Ticket game operated by the Corporation in Nevada.
4.           Dividend Rights. The Series B Convertible Preferred Stock carries no dividend rights.

5.
Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Series B Convertible Preferred Stock are entitled to be paid $5.00 per share of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock Liquidation Preference”) out of the assets of the Corporation legally available for distribution to its stockholders before any distribution of assets is made to holders of Junior Stock.

a.
Adjustment.  In the event that the holders of Series B Convertible Preferred Stock have not converted their shares of Series B Convertible Preferred Stock into shares of Common Stock Series A, $0.001 par value (“Common Stock Series A”), and in the event that the Corporation at any time and from time to time either:  (1) subdivides (by stock split, reclassification or otherwise) the outstanding shares of Series B Convertible Preferred Stock into a greater number of shares of Series B Convertible Preferred Stock; or (2) combines or consolidates (by reverse stock split) the outstanding shares of Series B Convertible Preferred Stock into a smaller number of shares of Series B Convertible Preferred Stock (each a “Series B Event”), then the Series B Convertible Preferred Stock Liquidation Preference shall be proportionately decreased or increased, as appropriate, simultaneously with the occurrence of such event.

b.
Consolidation or Merger of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease, exchange offer, tender offer or any other transfer, or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

c.
No Further Rights. After payment of the full amount of the Series B Convertible Preferred Stock Liquidation Preference, the holders of Series B Convertible Preferred Stock will have no right or claim to any of the remaining assets of the Corporation by virtue of their ownership in the Series B Convertible Preferred Stock.

6.  Redemption.

a.
Stockholder Redemption. The holders of Series B Convertible Preferred Stock shall have the right, at their election, to sell their shares of Series B Convertible Preferred Stock to the Corporation at any time beginning on July 31, 2008 through and including October 31, 2008 for the amount paid for such stock.

b.
Corporation Redemption. The Corporation may call the Series B Convertible Preferred Stock at any time the Corporation’s Common Stock Series A is listed and traded on a public stock exchange. In the event the Corporation calls the Series B Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock shall have the option to either (1) sell their Series B Convertible Preferred Stock to the Corporation at a rate of 125% of the amount such holders paid for the shares plus an additional 10% of the amount such holders paid for the shares for each year, or fraction thereof, such shares have been outstanding beyond two years from the initial issue date of such shares (the redemption prices of the Series B Convertible Preferred Stock in Sections 6a and 6b of this Certificate of Designation collectively referred to as the “Redemption Price”) or (2) pursuant to Section 8, convert the Series B Convertible Preferred Stock into Common Stock Series A at a rate of five shares of Common Stock Series A for one share of Series B Convertible Preferred Stock.

c.
Mechanics of Redemption. Not more than 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series B Convertible Preferred Stock to be redeemed, addressed to such stockholders at their last addresses as shown on the stock books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price or the number of shares of Series B Convertible Preferred Stock to be converted, the place or places of tender and that the Redemption Price or the certificate or certificates evidencing the converted shares of Common Stock Series A will be tendered upon presentation and surrender of certificates representing the shares of the Series B Convertible Preferred Stock. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not a holder of the Series B Convertible Preferred Stock receives such notice; and failure to give such notice, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series B Convertible Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive the Redemption Price or a certificate or certificates evidencing the converted shares of Common Stock Series A the holder is entitled to. In the case of redemption by conversion into shares of Common Stock Series A, such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock Series A issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock Series A on such date.

d.
Adjustment.  In the event that a Series B Event occurs at any time and from time to time, the Redemption Price in effect immediately prior to the Series B Event shall, simultaneously with the occurrence of such Series B Event, be proportionately decreased or increased, as appropriate.

7.           Voting Rights. Holders of Series B Convertible Preferred Stock are not entitled to voting rights by virtue of their ownership in the Series B Convertible Preferred Stock.

8.           Conversion. At the election of the holders of the Series B Convertible Preferred Stock, each share of Series B Convertible Preferred Stock is convertible at any time into Common Stock Series A at a rate of five shares of Common Stock Series A for one share of Series B Convertible Preferred Stock (the “Conversion Rate”).

a.
Mechanics of Conversion. Before any holder of Series B Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock Series A, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that it elects to convert the same and shall state therein the number of shares to be converted and the name or names in which it wishes the certificate or certificates for shares of Common Stock Series A to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock Series A to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock Series A issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock Series A on such date.

b.
Adjustment for Reclassification, Exchange, and Substitution.  If at any time or from time to time after the date upon which the first share of Series B Convertible Preferred Stock was issued by the Corporation (the “Original Issue Date”), the shares of Common Stock Series A issuable upon the conversion of the Series B Convertible Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or otherwise (other than by a Common Stock Series A Event (as defined below) or a stock dividend or distribution provided for elsewhere in this Section 8), then, in any such event, each holder of Series B Convertible Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or other change by a holder of the number of shares of Common Stock Series A into which such shares of Series B Convertible Preferred Stock could have been converted immediately prior to such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or other change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

c.
Adjustment Upon Series B Event or Common Stock Series A Event.   In the event that a Series B Event or a Common Stock Series A Event occurs at any time or from time to time after the Original Issue Date, the Series B Convertible Preferred Conversion Rate in effect immediately prior to such event shall, simultaneously with the occurrence of such Series B Event or Common Stock Series A Event, be proportionately decreased or increased, as appropriate.

d.
Common Stock Series A Event.  As used herein, the term “Common Stock Series A Event” shall mean:  (1) the declaration or payment of any dividend or other distribution on the Common Stock Series A, without consideration, payable to one or more stockholders in additional shares of Common Stock Series A or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock Series A; (2) a subdivision (by stock split, reclassification or otherwise) of the outstanding shares of Common Stock Series A into a greater number of shares of Common Stock Series A; or (3) a combination or consolidation (by reverse stock split) of the outstanding shares of Common Stock Series A into a smaller number of shares of Common Stock Series A.

9.           In the event that all of the shares of Common Stock Series A are converted into shares of the Corporation’s common stock, $0.001 par value per share, then each reference to “Common Stock Series A” in this Certificate of Designation shall be substituted with the term “Common Stock” as necessary to keep the original meaning and intent hereof.

10.           Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or four business days after the mailing of such notice, if sent by registered mail, with postage pre-paid, addressed: (1) if to the Corporation, to the attention of its corporate secretary or to an agent of the Corporation designated as permitted by the Corporation’s Articles of Incorporation, as amended; (2) if to any holder of the Series B Convertible Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of the Corporation’s transfer agent); or (3) to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.